SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[X]	Filed by the Registrant	[ ]	Filed by a Party other than the Registrant

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Filing by:
RETEK, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 29, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of stockholders of Retek Inc. (“Retek”), a Delaware corporation, to be held on Tuesday, June 4, 2002 at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota. The Annual Meeting will commence at 11:00 AM, local time.

      At the Annual Meeting, you will be asked to consider and vote upon the following:

1.	The election of two Class III directors; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2002 fiscal year.

      The attached Proxy Statement presents the details of these proposals.

      The nominating committee of our board of directors has unanimously approved proposal (1) above and recommends that you vote FOR the proposal’s approval and adoption. Our board of directors has unanimously approved proposal (2) above and recommends that you vote FOR the proposal’s approval and adoption.

      Your participation and vote are important. The election of each of the two Class III directors will not be effected without the affirmative vote of a plurality of the outstanding common stock present and voting at the Annual Meeting. The adoption of proposal (2) will not be effected without the affirmative vote of at least a majority of the outstanding common stock present and voting at the Annual Meeting.

      For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement, dated April 29, 2002. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Gregory A. Effertz, Chief Financial Officer of Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, telephone (612) 587-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

Steven D. Ladwig
Chief Executive Officer

      The accompanying Proxy Statement is dated April 29, 2002 and is first being mailed to stockholders on or about May 2, 2002.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 2002

To the Stockholders of

RETEK INC.:

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (“Annual Meeting”) of Retek Inc. (“Retek”), a Delaware corporation, will be held at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota. The Annual Meeting will commence at 11:00 AM, local time, for the following purposes:

1.	To elect two Class III directors, each to serve a three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Retek’s independent accountants for the 2002 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

      Only stockholders of record at the close of business on April 8, 2002 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available at Retek’s corporate headquarters located at 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota during ordinary business hours for the ten day period prior to the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or by electronic means. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of Retek Inc.

Gregory A. Effertz
Chief Financial Officer, Vice President, Finance &
Administration, Treasurer and Secretary

Minneapolis, Minnesota

April 29, 2002

YOUR VOTE IS IMPORTANT

      In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or by electronic means.

Proxy Statement
Information Concerning Solicitation and Voting

General

      This Proxy Statement is being furnished by our board of directors to holders of our common stock, par value $0.01 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of our stockholders (the “Annual Meeting”) to be held on Tuesday, June 4, 2002, at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota, commencing at 11:00 AM, local time, and at any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

      Our complete mailing address is Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, and our telephone number is (612) 587-5000.

      This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about May 2, 2002.

Stockholders Entitled to Vote; Vote Required

      Our board of directors fixed the close of business on April 8, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Accordingly, only holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 52,107,159 shares of common stock constituting all of our voting stock. As of the Record Date, there were approximately 187 holders of record of shares of our common stock. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast, will elect the two Class III directors. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

      Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares which abstain from voting, and shares held by a broker nominee in “street name” which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast and, accordingly, will have no effect on the outcome of the vote with respect to a particular matter.

Proxies

      This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

      All shares of our common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our board of directors.

      If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting.

      We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

Proposal No. 1 — Election of Directors

Directors and Nominees for Director

      Pursuant to our Amended and Restated Certificate of Incorporation, holders of shares of the common stock are entitled to elect the members of our board of directors. Our Amended and Restated Certificate of Incorporation requires that our board of directors consist of not less than three nor more than ten members. In addition, the members of our board of directors serve staggered three-year terms. The following table shows the members of the different classes of the board of directors and their respective expiration dates.

Class	Expiration of Term	Board Members

Class I	2003 Annual Meeting	Glen A. Terbeek Stephen E. Watson
Class II	2004 Annual Meeting	John Buchanan N. Ross Buckenham
Class III	2002 Annual Meeting	Ward Carey Steven D. Ladwig

      Our nominating committee of the board of directors has nominated each of the Class III directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class III directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

      Two Class III directors are to be elected to our board of directors at the Annual Meeting for a three-year term ending in 2005. A brief background of each nominated Class III director and the continuing Class I and II directors is found below.

Nominees

Name	Class	Age	Principal Occupation and Business Experience

Ward Carey	III	37	Mr. Carey has served on our board of directors since November 1999. Mr. Carey has served in sales with ThinkEquity Partners from December 31, 2001. Prior to joining ThinkEquity Partners Mr. Carey served as a partner at Kevin Dann & Partners LLC since October 2000. Prior to joining Dann & Partners LLC, Mr. Carey served as senior vice president of business strategy of HNC Software, Inc. from March 1999 to October 2000. Prior to joining HNC, from July 1998 to March 1999, Mr. Carey was with Credit Suisse First Boston Corporation, a global investment banking firm, where he served as a charter member of the Technology Group. From May 1996 to July 1998, Mr. Carey was with Deutsche Bank Securities, a global investment banking firm, where he served as a charter member of the Technology Group. From January 1991 to May 1996, Mr. Carey was with BT Alex. Brown, a financial services company, where he served in several management positions. Mr. Carey holds a Bachelor of Arts in Political Science from Columbia University, New York.

Name	Class	Age	Principal Occupation and Business Experience

Steven D. Ladwig	III	44	Mr. Ladwig joined us in July 2001 and is currently our chief executive officer. Mr. Ladwig has served on our board of directors since July 2001 From July 1998 to July 2001, he served as senior vice president and president, Data Storage and Information Management at Imation Corp. Prior to that, Mr. Ladwig served at IBM most recently as the General Manager for Network Computing and Software for Global Small and Medium Businesses. Mr. Ladwig holds a Bachelor of Computer Science and Business Administration from Minnesota State University, Mankato.

Continuing Directors

Name	Class	Age	Principal Occupation and Business Experience

John Buchanan	II	45	Mr. Buchanan joined us in May 1995 and is currently our chairman. Mr. Buchanan has served on our board of directors since September 1999. From October 1991 to May 1995, he served as president of Transpacific Information Systems Inc., a technology investment company principally involved in introducing internationally developed software products into North America. Mr. Buchanan holds a Bachelor of Commerce in Accounting and Computer Systems from the University of Otago, New Zealand.
N. Ross Buckenham	II	44	Mr. Buckenham has served on our board of directors since November 1999. From January 1996 to Mr. Buckenham served with WebLink Wireless, Inc., a Wireless messaging company in a number of senior management positions, including president since November 1997. WebLink Wireless, Inc. filed for Chapter 11 bankruptcy protection in May, 2001. From 1992 to 1996, Mr. Buckenham served as president of Touchtone Solutions, Inc., a telecommunications and interactive voice response software and services company. From 1984 to 1991, Mr. Buckenham served with Aquanautics Corporation, a developer of oxygen technologies for applications in the food and defense industries, initially as vice president of development and then as president. From 1981 to 1984, Mr. Buckenham served with Bain & Co., a management consulting company, as a senior consultant to companies in the voice processing, technology, finance and health care industries. Mr. Buckenham holds a Masters in Business Administration from Harvard University and a Bachelor of Science in Chemical Engineering from Canterbury University, New Zealand.

Name	Class	Age	Principal Occupation and Business Experience

Glen A. Terbeek	I	59	Mr. Terbeek has served on our board of directors since November 1999. Mr. Terbeek is currently a consultant with Breakaway Strategies, Inc., an independent consulting company he founded in January 1999. From 1965 to December 1998, Mr. Terbeek was with Andersen Consulting, a management consulting company, where he was most recently a managing partner of Andersen’s Food and Packaged Goods Industry Practice. Mr. Terbeek holds a Masters in Business Administration in quantitative methods from the University of Michigan and a Bachelor of Arts in Mathematics and Physics from Hope College.
Stephen E. Watson	I	56	Mr. Watson has served on our board of directors since November 1999. Mr. Watson has served as chief executive officer of Gander Mountain LLC, a specialty retailer of outdoor recreational equipment and clothing, since November 1997. From March 1996 to November 1997, Mr. Watson was retired. From 1990 to 1996, Mr. Watson served as president and a member of the board of directors of Dayton Hudson Corporation, a general merchandise retailer. Mr. Watson has also served as a director of Shopko Stores Inc., a chain of retail stores specializing in discount merchandise, since 1996. Mr. Watson holds a Bachelor of Arts in American History and Literature from Williams College and a Masters of Business Administration from Harvard University.

Board Of Directors’ Committees and Meetings

      Our board of directors met five times and acted by unanimous written consent two times during the 2001 fiscal year. During the 2001 fiscal year, none of our current directors attended fewer than 75 percent of the aggregate of the total number of meetings held by our board of directors and the total number of meetings held by all committees of the board of directors on which each such director served, with the exception of Mr. Buckenham, whose schedule resulted in his attending 69% of the meetings. Our board of directors has an audit committee, a compensation committee and a nominating committee.

      Our audit committee consists of Messrs. Hart, Buckenham and Watson. Mr. Terbeek is chairman of our audit committee. Our audit committee met six times and acted by unanimous written consent one time during the 2001 fiscal year. The responsibilities of our audit committee include recommending to the board of directors the independent public accountants to be selected to conduct the annual audit of our accounts; reviewing the proposed scope of such audit and approving the audit fees to be paid; reviewing and discussing with management and the independent public accountants the financial statements to be included in the quarterly and annual reports we file with the Securities and Exchange Commission; and reviewing the adequacy and effectiveness of our internal auditing, accounting and financial controls with the independent public accountants and our financial and accounting staff. On December 4, 2002, our board of directors adopted the amended and restated written charter of our audit committee. This charter is attached to this proxy statement as Exhibit A. All members of our audit committee are independent under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      Our nominating committee consists of Messrs. Watson and Terbeek. Mr. Watson is chairman of our nominating committee. Our nominating committee did not meet or act by unanimous written consent during the 2001 fiscal year. Our nominating committee is responsible for identifying and nominating new and existing Board members for election at the Corporation’s annual meeting.

      Our compensation committee consists of Messrs. Buckenham and Carey. Mr. Buckenham is chairman of our compensation committee. Our compensation committee met two times and acted by unanimous written consent two times during the 2001 fiscal year. Our compensation committee is responsible for establishing compensation policies consistent with corporate objectives and stockholder interests and approving and/or recommending to the board of directors levels of compensation for our senior executives. Our compensation committee also administers grants under our stock-based and other performance-based incentive compensation plans and adopts and/or recommends to our board of directors new plans or changes in compensation programs. The compensation committee may not include any employee of Retek.

      Our board of directors may, from time to time, establish certain other committees to facilitate the management of Retek.

Director Compensation

      Directors who are not employed by us are referred to as independent directors and are reimbursed for reasonable expenses incurred in attending our board of director or committee meetings. Except for Mr. Ward Carey, each of our independent directors was granted options to purchase 25,000 shares of our common stock pursuant to the 1999 Directors Stock Option Plan upon his initial election to our board of directors. Mr. Carey was an employee of HNC Software, Inc. at the time of his initial election to our board of directors and, as a result, was ineligible to participate in our 1999 Directors Stock Option Plan. Mr. Carey resigned his position with HNC in October 2000 and now serves as one of our independent directors. Mr. Carey received a grant in January 2001 to purchase 25,000 shares of our common stock pursuant to our 1999 Directors Stock Option Plan. Each of our independent directors is also granted options to purchase 7,500 shares of our common stock annually so long as he remains a member of our board of directors. These option grants to our directors become exercisable one year from the grant date.

Compensation Committee Interlocks and Insider Participation

      No interlocking relationship exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, and no interlocking relationship existed in the past.

Proposal No. 2 — Ratification of

Appointment of Independent Accountants

       Our board of directors, upon the recommendation of our audit committee, has appointed PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the 2002 fiscal year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent accountants since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Fees to Accountants for Services Rendered During the 2001 Fiscal Year

      Audit Fees. Audit fees billed to us by PricewaterhouseCoopers LLP for services rendered for the audit of our 2001 fiscal year financial statements included in our Annual Report on Form 10-K and the review of our interim financial statements included in our 2001 fiscal year Quarterly Reports on Form 10-Q totaled $141,048.

      Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not render any financial information systems design and implementation services to us during our 2001 fiscal year.

      All Other Fees. Fees billed to us by PricewaterhouseCoopers LLP for all other non-audit services rendered including tax related services of $420,413 and other fees of $56,068 during our 2001 fiscal year. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is consistent with maintaining auditor independence.

      Our board of directors has unanimously approved the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2002 fiscal year and recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP.

      The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required to ratify the board of directors’ selection of PricewaterhouseCoopers LLP. If the appointment is not ratified, the board of directors will seek other independent auditors.

Security Ownership of Certain Beneficial

Owners, Directors and Executive Officers

       The following table presents information regarding the beneficial ownership of our outstanding common stock as of April 8, 2002 for the following stockholders:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	our chief executive officer and our four other most highly-paid executive officers in 2001; and

•	all of our directors and executive officers as a group.

      Percentage ownership calculations are based upon 52,107,159 shares of our common stock outstanding as of April 8, 2002. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. To our knowledge, except as indicated in the footnotes to the table and under applicable community property laws, the stockholders named in the table have sole voting and investment power over all shares listed in the table. Except as otherwise indicated in the table, the business address of all persons listed is c/o Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

	Number of Shares of	Percentage of Outstanding
	Retek Beneficially	Shares of Retek Beneficially
Name of Beneficial Owner	Owned	Owned

The TCW Group, Inc.(1)(2)	4,496,490	8.63%
865 South Figueroa Street
Los Angeles, California 90017
Entities Affiliated with
Pilgrim Baxter & Associates, Ltd. (1)(3)	2,771,719	5.32%
1400 Liberty Ridge Drive
Wayne, Pennsylvania 19087
Entities Affiliated with
Forstmann-Leff Associates, LLC(1)(4)	2,699,063	5.12%
590 Madison Avenue
New York, New York 10022
Entities Affiliated with
Capital Research and Management Company(1)(5)	2,580,050	4.95%
333 South Hope Street
Los Angeles, California 90071
John Buchanan(6)	123,813	*
John L. Goedert(7)	74,648	*
Jeremy P. Thomas(8)	68,020	*
David A.J. Bagley(9)	107,895	*
Greg Effertz(10)	40,845	*
N. Ross Buckenham	12,500	*
Ward Carey	25,000	*
Glen A. Terbeek	32,500	*
Stephen E. Watson	32,500	*
All current executive officers and directors as a group (11 persons)(11)	23,930	*

*	Less than 1%.

(1)	This information was obtained from filings made with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934.

(2)	Voting and investment power over the shares held by The TCW Group, Inc. is shared with Robert Day.

(3)	Represents 2,472,519 shares held by Pilgrim Baxter & Associates, Ltd with sole voting and dispositive power and 299,299 shares held by Pilgrim Baxter & Associates, Ltd with sole dispositive power.

(4)	Represents 1,048,788 shares held Forstmann-Leff Associates, LLC, 772,225 shares held by FLA Asset Management LLC, 54,450 shares held by Forstmann-Leff International, LLC and 823,600 shares held by FLA Advisers LLC. FLA Asset Management LLC shares investment power over the shares held by it and shares voting power over 441,475 shares. Forstmann-Leff International, LLC shares investment power and voting power over the 54,450 shares held by it. FLA Advisers LLC shares investment and voting power over the 823,600 shares held by it.

(5)	Represents 2,580,050 shares held by Capital Research and Management Company. Capital Research and Management Company shares voting power in the shares held by it and disclaims beneficial ownership of the shares held.

(6)	Includes options to purchase 28,777 shares of common stock exercisable within 60 days of April 8, 2002.

(7)	Includes options to purchase 17,671 shares of common stock exercisable within 60 days of April 8, 2002.

(8)	Includes options to purchase 13,541 shares of common stock exercisable within 60 days of April 8, 2002.

(9)	Includes options to purchase 9,533 shares of common stock exercisable within 60 days of April 8, 2002.

(10)	Includes options to purchase 10,424 shares of common stock exercisable within 60 days of April 8, 2002.

(11)	Includes 23,930 shares held by James Murdy. Includes options held by executive officers and directors of Retek to purchase 3,416 shares of common stock exercisable within 60 days of April 8, 2002.

Report of the Compensation Committee

of the Board on Executive Compensation

Composition of the Committee

      The compensation committee currently consists of Messrs. Buckenham and Carey, who are both “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Neither Mr. Buckenham nor Mr. Carey has previously been an employee of Retek. Both members meet the definition of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.

Executive Compensation Philosophy

      The compensation committee acts on behalf of Retek’s board of directors to establish the general compensation policy of Retek with respect to all of its employees and administers Retek’s incentive and equity plans, including the 1999 Equity Incentive Plan, the 1999 Directors’ Stock Option Plan, the 1999 Employee Stock Purchase Plan and the HighTouch Technologies, Inc. 1999 Stock Option Plan. Therefore, decisions regarding the compensation of our executive officers, including stock option grants and other equity compensation awards to executives, are made by the compensation committee. The compensation committee reviews base salary levels and target bonuses for Mr. Ladwig, Retek’s chief executive officer, and other executive officers of Retek at or about the beginning of each year.

      The compensation committee relates the compensation of Retek’s executive officers, including Mr. Ladwig, directly to corporate performance. The compensation committee strives to maintain a compensation policy for Retek’s executive officers that links a portion of each individual’s total compensation to Retek’s revenue and profit objectives as well as specified individual objectives. Long-term equity incentives for executive officers have been effected through the granting of stock options. Stock option holders derive value from their stock options only if the price of Retek’s stock increases above the fair market value on the grant date and the executive remains in Retek’s employ for the period required for the options to vest.

      The base salaries, incentive compensation and stock option grants of Retek’s executive officers are determined by the compensation committee. The determination is based in part on the compensation committee’s review of the Radford Executive Compensation Report (the “Radford

Survey”) and certain other surveys of prevailing compensation practices among high technology companies with whom Retek competes for executive talent. The compensation committee evaluates such information in connection with Retek’s corporate goals. These surveys are nationally known for their extensive data bases of the compensation practices of high technology companies. The Radford Survey itself includes over 500 high technology companies. To this end, the compensation committee compares the compensation of Retek’s executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition, each executive officer’s performance for the previous year and objectives for the subsequent year are reviewed by the compensation committee, and are considered in the context of each executive officer’s responsibility level and Retek’s past and anticipated future fiscal performance.

Executive Compensation

      Base Compensation. The information included in this Proxy Statement regarding executive salary levels reflects the compensation program that the compensation committee approved in the 2001 fiscal year.

      Incentive Compensation. Cash bonuses were awarded in 2001 to the extent that an executive officer achieved predetermined individual objectives and Retek met predetermined revenue and profit objectives set by the board of directors at the beginning of the year. Mr. Ladwig’s subjective judgment of each executive’s performance (other than his own) was taken into account in determining whether individual objectives were satisfied. Performance was measured at the end of 2001. The compensation committee intends to continue these practices in 2002. For 2001, the bases of target incentive compensation for executive officers set by the compensation committee were Retek’s revenues and profits, ranging from approximately 35% to 80% of an individual’s target incentive compensation, with the balance, if any, based on individual objectives, depending on the individual executive.

      Stock Options. Stock options are an essential element of Retek’s executive compensation package. The compensation committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of Retek’s stock.

      The committee typically only grants stock options to an executive officer when the executive first joins Retek or in connection with a significant change in responsibilities. The compensation committee may, however, grant additional stock options to an executive for other reasons such as an executive’s anticipated future contribution and ability to impact corporate and/or business unit results or past performance. In the discretion of the compensation committee, an executive officer may also be granted stock options to provide greater incentives to continue their employment with Retek and to strive to increase the value of Retek’s stock. Retek stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Retek’s common stock on the date of grant. Retek granted the following stock options under these plans to its named executive officers during 2001.

Number of
Options Granted
Name and Principal Positions	During 2001

Steven D. Ladwig	1,112,500
John L. Goedert	50,000
Jeremy P.M. Thomas	75,000
David A. J. Bagley	27,000
Gregory A. Effertz	27,000

      During 2002, the compensation committee will consider whether to grant additional options to the named executive officers based on the factors described above.

Company Performance and CEO Compensation

      The compensation committee recommends to Retek’s entire board of directors the base salary and incentive compensation of Retek’s chief executive officer, Mr. Ladwig. Mr. Ladwig’s 2001 compensation was approved by the committee. During 2001, Mr. Ladwig received a base salary of $170,833 and earned incentive compensation of $70,000 Mr. Ladwig’s bonus compensation in 2001 represents approximately 51% of his target bonus for 2001. All of Mr. Ladwig’s incentive compensation was based upon obtaining and surpassing corporate operating revenue and profit objectives and performance relative to individual goals. These objectives included satisfactorily managing Retek’s overall corporate business plan, meeting designated profitability projections and sales targets and significantly strengthening Retek’s market position.

Compliance with Section 162(m) of the Internal Revenue Code

      Retek does not expect cash compensation for 2002 to any of its executive officers to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m) of the Internal Revenue Code.

Conclusion

      The compensation committee believes that long-term stockholder value is enhanced by company and individual performance and achievement. The compensation plans that the compensation committee has adopted for the executive officers of Retek are based on achievement of performance goals, as well as competitive pay practices. The compensation committee believes that one of its most important functions in serving the interests of the stockholders is to attract, motivate and retain talented executive officers in this competitive environment. In this regard, equity compensation in the form of stock options is vital to this objective and, therefore, to the long term success of Retek.

Compensation Committee

N. Ross Buckenham
Ward Carey III

Report of the Audit Committee

April 29, 2002

To the Board of Directors:

      The Audit Committee met to review the Company’s audited financial statements prior to the Company filing its Annual Report on Form 10-K with the Securities and Exchange Commission on March 28, 2002 and, as a result, we recommended to the Board of Directors the inclusion of financial statements in the Annual Report on Form 10-K for the year ended December 31, 2001 prior to such report being filed with the Securities and Exchange Commission. Prior to our recommendation, we:

•	Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2001;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•	Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in such report.

      We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Glen A. Terbeek
N. Ross Buckenham
Stephen E. Watson

      The foregoing Report of Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Performance Graph

       The following graph compares the cumulative total return to stockholders for Retek, the NASDAQ Stock Market (U.S.) Index and the JPMorgan H&Q Computer Software Index.1 The graph assumes that $100 was invested in our common stock and in each index on November 18, 1999, the date of our initial public offering, and assumes reinvestment of dividends. No dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 14-MONTH CUMULATIVE TOTAL RETURN*

AMONG RETEK, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JPMORGAN H&Q COMPUTER SOFTWARE INDEX

	Cumulative Total Return

Company/Index Name	11/18/1999	12/31/1999	12/31/2000	12/31/2001

RETEK INC.	$100.00	$501.67	$162.50	$199.13

NASDAQ STOCK MARKET (U.S.) INDEX	100.00	136.84	82.35	65.31

JPMORGAN H&Q COMPUTER SOFTWARE INDEX	100.00	160.85	120.26	201.29

[1]	ON JANUARY 2, 2001, CHASE H&Q BECAME JPMORGAN H&Q. AS A RESULT, THE CHASE H&Q COMPUTER SOFTWARE INDEX IS NOW THE JPMORGAN H&Q COMPUTER SOFTWARE INDEX.

*	$100 INVESTED ON 11/18/1999 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Executive Compensation

Summary Compensation Table

      The following table sets forth information regarding compensation for the fiscal years ended December 31, 2001, 2000 and 1999 paid for services rendered by our chairman and chief executive officer and our four other highest-paid executive officers who earned more than $100,000 during the fiscal year ended December 31, 2001. These individuals are collectively referred to as the named executive officers.

					Long-Term
					Compensation

					Number of
	Annual Compensation				Securities
					Underlying
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other ($)	Options(2)

Steven D. Ladwig	2001	170,833	70,000	0	1,112,500
Chief Executive Officer
John Buchanan	2001	224,754	156,975	0	99,545
Chairman (1)	2000	300,000	126,000	0	0
	1999	250,000	106,250	0	591,000
John L. Goedert	2001	230,000	141,910	0	50,000
Senior Vice President,	2000	220,000	123,750	0	0
Research and Development	1999	190,000	81,288	0	374,100
Jeremy P.M. Thomas	2001	230,000	166,567	0	75,000
Chief Technology Officer	2000	220,000	140,250	0	0
	1999	32,420	15,000	0	250,000
David A. J. Bagley	2001	195,000	82,078	0	27,000
Vice President, Product	2000	185,000	55,500	0	0
Strategy & Marketing	1999	170,000	49,610	0	201,800
Gregory A. Effertz	2001	200,000	77,350	0	27,000
Senior Vice President,	2000	190,000	57,000	0	0
Finance & Administration,	1999	145,000	60,106	0	223,200
Chief Financial Officer,
Treasurer, and Secretary

(1)	John Buchanan served as Chairman and CEO until July 2001, after which he no longer was CEO, but has continued as Chairman of the Board of Directors.

(2)	Our named executive officers were granted options to purchase stock of HNC Software, Inc. early in fiscal 1999. In late fiscal 1999, in connection with our November 1999 initial public offering, we granted options to purchase Retek common stock to our employees, including the named executive officers, in consideration for their agreement to cancel certain of their HNC stock options. The table below sets forth the number of Retek and HNC stock options granted to the named executive officers during fiscal 1999. All stock options granted to the named executive officers during fiscal 1998 were exercisable solely for HNC stock. Eighty percent (80%) of the HNC stock options granted to the named executive officers during fiscal 1999 and fifty percent (50%) of the HNC stock options granted to the named executive officers during fiscal 1998 were cancelled in connection with our stock option exchange program, which is described below. HNC completed its spin-off of Retek on September 29, 2000, and the remaining unexercised HNC stock options held by the named executive officers expired on December 28, 2000. Prior to our November 1999 initial public offering, our employees, including the named executive officers, were offered the opportunity to receive grants of options to purchase Retek common stock in consideration for their agreement to cancel all HNC stock options held by them and that were scheduled to be unvested as of March 31, 2000. Pursuant to this stock option exchange program, the named executive officers agreed to cancel the number of HNC stock options set forth in the table below.

			Number of HNC
	Number of Retek	Number of HNC	Options Cancelled
	Options Granted in	Options Granted in	under the Option
Named Executive Officer	Fiscal 1999	Fiscal 1999	Exchange Program

John Buchanan	591,100	30,000	66,500
John L. Goedert	374,100	25,000	48,750
Jeremy P.M. Thomas	250,000	0	0
David A.J. Bagley	201,800	25,000	35,250
Gregory A. Effertz	223,200	25,000	29,000

Stock Option Grants in Fiscal 2001

      We granted the following stock options or stock appreciation rights covering Retek common stock to the named executive officers during the fiscal year ended December 31, 2001.

		Individual Grants

		% of Total
	Number of	Options			Potential Realizable Value at Assumed
	Securities	Granted to			Annual Rates of Stock Price Appreciation
	Underlying	Employees	Exercise or		for Option Term($)
	Options	in Fiscal	Base Price	Expiration
Name	Granted	Year	($/Share)	Date	0%	5%	10%

Steven D. Ladwig	25,000	0.76	1.00	6/11/11	879,250	1,447,928	2,320,392
	725,000	22.10	36.17	6/11/11	0	16,491,661	41,793,107
	362,500	11.05	12.29	9/26/11	0	2,801,804	7,100,322
John Buchanan(1)	99,545	3.03	17.88	1/5/11	0	1,119,034	2,835,853
John L. Goedert	50,000	1.52	17.88	1/5/11	0	562,075	1,424,407
Jeremy P.M. Thomas	75,000	2.29	17.88	1/5/11	0	843,112	2,136,611
David A. J. Bagley	27,000	0.82	17.88	1/5/11	0	303,520	769,180
Gregory A. Effertz	27,000	0.82	17.88	1/5/11	0	303,520	769,180

(1)	John Buchanan served as Chairman and CEO until July 2001, after which he no longer was CEO, but has continued as Chairman of the Board of Directors.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information for the named executive officers regarding Retek options exercised by them during the fiscal year ended December 31, 2001 and exercisable and unexercisable Retek stock options held by them as of December 31, 2001. The “value realized” figures are based on the fair market value of our common stock at the exercise date, minus the per share exercise price, multiplied by the number of options exercised. The “value of unexercised in-the-money options” figures in the right-hand column are based on the market value of our common stock at December 31, 2001, of $29.87, respectively, minus the per share exercise price of the applicable option, multiplied by the number of shares issuable upon exercise of the option.

Retek Options

			Number of Securities
	Number of Shares Acquired		Underlying Unexercised		Value of Unexercised In-
	on Exercise		Options at December 31,		The-Money Options at
			2001(#)		December 31, 2001($)
	Exercised	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven D. Ladwig	0	0	0	1,112,500	0	7,094,500
John Buchanan(1)	259,549	5,615,431	24,630	370,466	489,398	6,577,243
John L. Goedert	133,524	3,347,017	15,588	221,463	309,734	4,006,720
Jeremy P.M. Thomas	62,499	1,478,473	10,417	189,584	206,986	3,176,409
David A. J. Bagley	35,000	1,069,700	74,308	119,492	1,476,500	2,161,681
Gregory A. Effertz	96,200	2,388,840	4,700	129,300	93,389	2,356,566

(1)	John Buchanan served as Chairman and CEO until July 2001, after which he no longer was CEO, but has continued as Chairman of the Board of Directors.

Certain Relationships and Related Transactions

Sale of Software Solutions to Gander Mountain LLC

      During 2001 we sold $903,051 worth of our software and services, including training, custom modification and other services, to Gander Mountain LLC. Mr. Stephen E. Watson, who currently serves as one of our directors, is chief executive officer of Gander Mountain and has served in that capacity since November 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission and the NASDAQ National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act of 1934 furnished to us, we believe that during the 2001 fiscal year, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis, except for Steve Ladwig and Ward Carey, who filed their Form 5 on a delayed basis and Greg Effertz who filed his Form 4 on a delayed basis.

Deadline for Receipt of Stockholder

Proposals for 2003 Annual Meeting

       If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Retek Inc., Retek on the Mall, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, no later than December 30, 2002. All stockholder proposals to be included in next year’s proxy statement must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals.

      If you want to present a proposal at next year’s annual meeting, but do not wish to have it included in our proxy statement, you must deliver it in writing to us at the above address no earlier than February 14, 2003 and no later than March 17, 2003.

By Order of the Board of Directors

Gregory A. Effertz
Chief Financial Officer,
Vice President, Finance & Administration,
Treasurer and Secretary

Appendix A

Amended and Restated Audit Committee Charter

(Amended December 2001)

Purpose

      The purpose of the Audit Committee is to assist the Board of Directors of Retek Inc. (the “Company”) in fulfilling its responsibility to oversee the Company’s financial reporting process, including monitoring the integrity of the Company’s financial statements and the independence and performance of the Company’s internal and external auditors.

      It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent auditors to audit those financial statements. The Audit Committee’s responsibility is one of oversight and in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Company’s financial statements.

Membership Requirements

      The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, provided, however, that, in accordance with the Audit Committee Policy of the National Association of Securities Dealers, Inc. (the “NASD”), such number of directors shall not be less than three. Each member of the Audit Committee shall meet all applicable requirements of the Audit Committee Policy of the NASD with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by the NASD. The members of the Audit Committee, including the Chair thereof, shall be appointed annually by the Board of Directors.

Authority

      In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion.

Responsibilities

      The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

•	propose to the Board of Directors annually the appointment of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee. To carry out this responsibility, the Audit Committee shall:

•	annually review with the independent auditors and financial management the scope of the proposed audit for the coming year; and

•	approve the fees and other compensation, if any, to be paid to the independent auditors;

•	determine whether to recommend to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Committee shall:

•	review and discuss the audited financial statements with management and the independent auditors;

•	discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61; and

•	review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company’s independent auditors;

•	based upon the reviews and discussions, issue its report for inclusion in the Company’s proxy statement.

•	consider whether the provision of services by the independent auditors not related to the audit of the annual financial statement and the review of the interim financial statements included in the Company’s Forms 10-Q for such year is compatible with maintaining the auditor’s independence.

•	review and discuss with management and the independent auditors the Company’s interim financial statements to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission;

•	oversee the functioning of the Company’s internal audit function by meeting privately with the independent auditors and with the Company’s Controller to review the Company’s accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;

•	regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

•	review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

Meetings

      Subject to the Company’s Bylaws and resolutions of the Board, the Audit Committee shall meet at least four times annually at such times as the Chair of the Committee shall designate.

PROXY

RETEK INC.

PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF RETEK INC.

The undersigned stockholder of Retek Inc., a Delaware corporation (“Retek”), hereby appoints Gregory A. Effertz and Todd Hollands, as proxies for the undersigned, with full power of substitution, to attend the 2002 Annual Meeting of Stockholders of Retek to be held on Tuesday, June 4, 2002 at 11:00 a.m., local time, at its corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSALS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

o FOLD AND DETACH HERE o

YOU CAN NOW ACCESS YOUR RETEK INC. ACCOUNT ONLINE.

Access your Retek Inc. stockholder account online via Investor ServiceDirect(SM)(ISD).

Mellon Investor Services LLC, agent for Retek Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

–	View account status	–	Make address changes
–	View certificate history	–	Establish/change your PIN

VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS — ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

– SSN
– PIN
– Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

– SSN
– PIN
– Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.	STEP 3: ACCOUNT STATUS SCREEN You are now ready to access your account information. Click on the appropriate button to view or initiate transactions. – Certificate History – Address Change

FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
9AM-7PM EASTERN TIME MONDAY-FRIDAY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.	Please mark as indicated in [X] your votes as this example

1.	Election of Class III Directors:		Nominees: Steven D. Ladwig, Ward Carey

FOR ALL NOMINEES LISTED TO THE RIGHT (EXCEPT AS MARKED TO THE CONTRARY)		WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED TO THE RIGHT	(Instruction. To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)
[ ]		[ ]

2.	Ratification of appointment by Retek’s Board of Directors of PricewaterhouseCoopers LLP to serve as Retek’s independent accountants for the 2002 fiscal year.

FOR AGAINST ABSTAIN

[ ] [ ] [ ]

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Dated

Signature

Signature

o AND DETACH HERE o